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                                                                     Exhibit 7.2


                              METHANEX CORPORATION

                              OFFICERS' CERTIFICATE


         This Officers' Certificate is being delivered in connection with the issuance by Methanex Corporation (the "Company") of $200,000,000 aggregate principal amount of [o]% Senior Notes Due [o], 2012 (the "[o]% Senior Notes"), which are represented by a Global [o]% Note (the "Global [o]% Note"), and pursuant to Section 2.03 of the Indenture (the "Original Indenture"), dated as of July 20, 1995, between the Company and The Bank of New York (formerly The United States Trust Company of New York), as trustee (the "Trustee"), as supplemented by the Second Supplemental Indenture dated as of June [o], 2002, between the Company and the Trustee (the "Second Supplemental Indenture" and together with the Original Indenture (the "Indenture").

         Pursuant to Section 2.03 of the Original Indenture, the undersigned hereby certify as follows:

1.       The title of the [o]% Senior Notes shall be "[o]% Senior Notes Due
         2012".

2. The [o]% Senior Notes shall be unlimited in aggregate principal amount and issued as Registered Securities only.

3. The [o]% Senior Notes shall not require any principal or premium payments prior to maturity on [o], 2012.

4. The rate at which the [o]% Senior Notes shall bear interest shall be [o]% per year; the date from which such interest shall accrue shall be [o], 2012; the interest payment dates on which such interest shall be payable shall be [o] and [o] beginning [o]; and the record dates for the determination of the holders of the [o]% Senior Notes to whom such interest is payable shall be [o] (for [o] payment dates) and [o] (for [o] payment dates).

5. Payments of principal of and interest on the [o]% Senior Notes represented by the Global [o]% Note initially registered in the name of The Depository Trust Company or its nominee shall be made by the Company through the Trustee in immediately available funds to the Depositary or its nominee, as the case may be.

6. The [o]% Senior Notes shall not be redeemable prior to maturity, other than pursuant to Section 6 of the Global [o]% Note.

7. The [o]% Senior Notes shall be represented by a Global [o]% Note deposited with the Depositary and registered in the name of the nominee of the Depositary.

8. There shall be no mandatory sinking fund for the payments of the [o]% Senior Notes.



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9.       As long as the Depositary or its nominee, or a successor Depositary or its nominee, is the registered owner of the Global [o]% Note, owners of the beneficial interests in the Global [o]% Note shall not be entitled to have the [o]% Senior Notes registered in their names and shall not receive or be entitled to receive physical delivery of [o]% Senior Notes in definitive form.

10. The provisions of the Second Supplemental Indenture shall apply to the [o]% Senior Notes.

11. Other than as amended by the Second Supplemental Indenture, the Company shall be subject to all the covenants set forth in Article IV of the Original Indenture with respect to the [o]% Senior Notes.

12. Articles X and XI of the Original Indenture, as amended by this Second Supplemental Indenture, shall apply to the [o]% Senior Notes.

13. The [o]% Senior Notes shall not be subordinated pursuant to the provisions of Article XII of the Original Indenture. The [o]% Senior Notes shall be senior unsecured obligations of the Company ranking pari passu with all other unsubordinated and unsecured senior indebtedness of the Company.

         Pursuant to Section 13.05 of the Original Indenture, each of the undersigned officers of the Company hereby certifies that (a) he has read
Section 2.03 of the Original Indenture, (b) he has conducted an examination of the provisions of the Original Indenture and the Second Supplemental Indenture, the [o]% Senior Notes and the Global [o]% Note necessary to set forth the statements and opinions contained herein, (c) in his opinion, he has conducted such examination as is necessary to enable him to express an informed opinion as to whether or not the conditions of Section 2.03 of the Original Indenture have been complied with and (d) in his opinion, Section 2.03 of the Original Indenture has been complied with.





                                 By:
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                                    Name:
                                    Title:


                                 By:
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                                    Name:
                                    Title:




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